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                                 EXHIBIT (i)(2)
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                      Consent of PricewaterhouseCoopers LLP










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                         CONSENT OF INDEPENDENT AUDITORS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form N-1A of our report dated March 14, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to the Shareholders and Board of Trustees of The Arbor Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
July 23, 2001